                                                             Page 52 of 59 Pages

                                                                       Exhibit 9

                        Executive Officers and Directors
                                       of
            The Equitable Life Assurance Society of the United States

            The names of the Directors and the names and titles of the Executive Officers of The Equitable Life Assurance Society of the United States ("Equitable") and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of Equitable at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Equitable and each individual is a United States citizen.

          Name, Business Address                Present Principal Occupation
          ----------------------                ----------------------------
       *  Claude Bebear (1)                     Chairman of the Executive Board, AXA-
          AXA-UAP                               UAP
          23, avenue Matignon
          75008 Paris, France

       *  Christopher J. Brocksom (2)           Retired Chief Executive Officer,
          Elbury 9                              AXA Equity & Law Life Assurance
          Weedon Lane                           Society plc
          Buckinghamshire HP6505
          England

       *  Francoise Colloc'h (1)                Senior Executive Vice President, Group
          AXA-UAP                               Human Resources and Communications,
          23, avenue Matignon                   AXA-UAP
          75008 Paris, France

       *  Henri de Castries (1)                 Senior Executive Vice President Financial
          AXA-UAP                               Services and Life Insurance Activities (U.S.
          23, avenue Matignon                   & U.K.), AXA-UAP
          75008 Paris, France

       *  Joseph L. Dionne                      Chairman and Chief Executive Officer, The
          The McGraw Hill Companies             McGraw Hill Companies (publishing)
          1221 Avenue of the Americas
          New York, NY  10020

       *  William T. Esrey                      Chairman and Chief Executive Officer,
          Sprint Corporation                    Sprint Corporation (telecommunications)
          P.O. Box 11315
          Kansas City, MO  64112

                                                             Page 53 of 59 Pages

          Name, Business Address                Present Principal Occupation
          ----------------------                ----------------------------
       *  Jean-Rene Fourtou (1)                 Chairman and Chief Executive Officer,
          Rhone-Poulenc S.A.                    Rhone-Poulenc S.A.
          25 quai Paul Doumer                   (manufacturer of chemicals and agricultural
          92408 Courbevoie Cedex,               products)
          France

       *  Norman C. Francis                     President, Xavier University of Louisiana
          Xavier University of Louisiana
          7235 Palmetto Street
          New Orleans, LA  70125

          Robert E. Garber                      Executive Vice President and General
                                                Counsel; Executive Vice President and
                                                General Counsel, The Equitable Companies
                                                Incorporated

       *  Donald J. Greene, Esq.                Counselor-at-Law; Partner, LeBoeuf,
          LeBoeuf, Lamb, Greene & MacRae,       Lamb, Greene & MacRae, L.L.P.
           L.L.P.                               (law firm)
          125 West 55th Street
          New York, NY 10019

       *  John T. Hartley                       Retired Chairman and Chief Executive
          Harris Corporation                    Officer, Harris Corporation (manufacturer
          1025 Nasa Boulevard                   of electronic, telephone and copying
          Melbourne, FL  32919                  systems)

       *  John H.F. Haskell, Jr.                Director and Managing Director, Dillon,
          Dillon, Read & Co., Inc.              Read & Co., Inc. (investment banking firm)
          535 Madison Avenue
          New York, NY  10022

       *  Mary R. (Nina) Henderson              President, CPC Specialty Markets Group
          CPC Specialty Markets Group           of CPC International, Inc. (food
          700 Sylvan Avenue                     manufacturer)
          Englewood Cliffs, NJ  07632

       *  W. Edwin Jarmain (3)                  President, Jarmain Group Inc. (private
          Jarmain Group Inc.                    investment holding company)
          121 King Street West
          Suite 2525
          Toronto, Ontario  M5H379
          Canada

                                                             Page 54 of 59 Pages

          Name, Business Address                Present Principal Occupation
          ----------------------                ----------------------------
       *  G. Donald Johnston, Jr.               Retired Chairman and Chief Executive
          184-400 Ocean Rd.                     Officer, JWT Group, Inc. (advertising)
          John's Island
          Vero Beach, FL  32963

       *  Winthrop Knowlton                     Chairman, Knowlton Brothers, Inc. (private
          Knowlton Brothers, Inc.               investment firm); President and Chief
          530 Fifth Avenue                      Executive Officer, Knowlton Associates,
          New York, NY  10036                   Inc. (consulting firm)

       *  Arthur L. Liman                       Counselor-at-Law; Partner, Paul, Weiss,
          Paul, Weiss, Rifkind, Wharton &       Rifkind, Wharton & Garrison (law firm)
            Garrison
          1285 Avenue of the Americas
          New York, NY  10019

       *  George T. Lowy                        Counselor-at-Law, Partner, Cravath,
          Cravath, Swaine & Moore               Swaine & Moore (law firm)
          825 Eighth Avenue
          New York, NY 10019

       *  William T. McCaffrey                  Senior Executive Vice President and Chief
                                                Operating Officer; Executive Vice
                                                President and Chief Administrative Officer,
                                                The Equitable Companies Incorporated

       *  Joseph J. Melone                      Chairman and Chief Executive Officer;
                                                President and Chief Executive Officer, The
                                                Equitable Companies Incorporated

          Peter D. Noris                        Executive Vice President and Chief
                                                Investment Officer; Executive Vice
                                                President and Chief Investment Officer,
                                                The Equitable Companies Incorporated

       *  Didier Pineau-Valencienne (1)         Chairman and Chief Executive Officer,
          6470, avenue Jean-Baptiste Clement    Schneider S.A. (electrical equipment)
          92646 Boulogne-Billancourt Cedex,
          France

                                                             Page 55 of 59 Pages

          Name, Business Address                Present Principal Occupation
          ----------------------                ----------------------------
       *  George J. Sella, Jr.                 Retired Chairman and Chief Executive
          American Cyanamid Company            Officer, American Cyanamid Company
          P.O. Box 397                         (manufacturer pharmaceutical products
          Newton, NJ  07860                    and agricultural products)

          Jose Suquet                          Executive Vice President and Chief
                                               Agency Officer; Executive Vice
                                               President, The Equitable Companies
                                               Incorporated

          Stanley B. Tulin                     Senior Executive Vice President and
                                               Chief Financial Officer; Executive Vice
                                               President and Chief Financial Officer, The
                                               Equitable Companies Incorporated

       *  Dave H. Williams                     Chairman and Chief Executive Officer,
          Alliance Capital                     Alliance Capital Management
          Management Corporation               Corporation (investment adviser)
          1345 Avenue of the Americas
          New York, NY  10105

------------------------------------------
    *  Director
  (1)  Citizen of the Republic of France
  (2)  Citizen of the United Kingdom
  (3)  Citizen of Canada